Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2014 relating to the financial statements, which appears in Chesapeake Oilfield Operating, L.L.C.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

June 30, 2014